This instrument Prepared By
                                             Alexander B. Buchanan, Esq.
                                             Waller Lansden Dortch & Davis
                                             511 Union Street, Suite 2100
                                             Nashville, Tennessee 37219-1760


                        FIRST AMENDMENT TO LEASE

        This First Amendment to Lease (the "First Amendment") made and entered into as of April 1, 1997, by and between THE INDUSTRIAL DEVELOPMENT BOARD OF
THE CITY OF LAWRENCEBURG, a public non-profit corporation organized and existing under the laws of the State of Tennessee (hereinafter called "Lessor") and JONES APPAREL GROUP, INC., a Pennsylvania corporation (hereinafter called "Lessee").

                               WITNESSETH

        WHEREAS, Lessor and Lessee have heretofore entered into a Lease dated as of May 1, 1996 (the "Lease") noted in Note Book 23, Page 175, registered in Trust Book 400, Page 99-128, Register's Office of Lawrence County, Tennessee; and

        WHEREAS, Lessee has agreed to construct enhancements on the Leased Premises (as defined in the Lease) consisting of a 210,000 square foot distribution facility located adjacent to the existing facility and has received the prior written consent of NationsBank of Tennessee, N.A. to the enhancement as required by the Lease; and

        WHEREAS, the parties wish to amend the Lease in order to set forth more fully the understanding of the parties with respect to matters arising by reason of the proposed enhancement; and

        WHEREAS, to obtain funds for the enhancement, Lessor will issue and sell its Taxable Revenue Note, Series 1997 (Jones Apparel Group, Inc. Project) (herein sometimes referred to as the "Series 1997 Note") in the principal amount of $10,000,000 under and pursuant to the Act (as defined in the Lease) and the Series 1997 Note Purchase Agreement dated as of the date hereof (the "Series 1997 Note Purchase Agreement") among Lessor, NationsBank of Tennessee, National Association (the "Purchaser") and Lessee and proceeds from the sale of the Series 1997 Note shall be disbursed in the manner and for the purposes hereinafter set forth.

SECTION I

        Section 1.01 of the Lease is amended in the following particulars:

        a. The definition of "All Unpaid Installments" is deleted and the following substituted in its stead:

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              "All Unpaid Installments" means an amount equal to (i) the then unpaid principal amount of the Notes, premium, if any, and all interest accrued or to accrue on and prior to the next succeeding date or dates on which the Lessor may prepay the Notes or on which the Notes become due, whether by acceleration or otherwise, and
            (ii) any additional rental due or to become due hereunder prior to the time that the Notes are paid in full, including without limitation any unpaid fees and expenses of Lessor which are then due or will become due prior to the time that the Notes are paid in full.

        b. The definition of "Building" is deleted and the following is substituted in its stead:

              "Building" means the improvements constructed on the Land in accordance with the Construction Contract. From and after the issuance of the Series 1997 Note, "Building" shall also include improvements constructed on the Land in accordance with the Series 1997 Construction Contract.

        c. The definition of "Deed of Trust" is deleted and the following substituted in its stead:

              "Deed of Trust" means the Deed of Trust dated as of May 1,
            1996 from the Lessor for the benefit of the Purchaser with respect to the Project, of record in Trust Book 400, Page 86-96 Register's Office for Lawrence County, Tennessee, as amended, restated and supplemented.

        d. The definition of "Lessee Documents" is deleted and the following is substituted in its stead:

              " Lessee Documents" means this Lease, the Note Purchase Agreement, the Guaranty, the Environmental Indemnity, the Series 1997 Note Purchase Agreement, the Series 1997 Guaranty, and the Series 1997 Environmental Indemnity.

        e. The definition of "Note Documents" is deleted and the following is substituted in its stead:

              "Note Documents" means this Lease, the Note Purchase
            Agreement, the Note, the Assignment, the Series 1997 Note Purchase Agreement, the Series 1997 Note, the Series 1997 Assignment, the First Amendment to the Amended and Restated Deed of Trust and Security Agreement, and the Deed of Trust.

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        f.  The following new definitions shall be added to the Lease in alphabetical order:

              "Enhancement" means the 210,000 square foot distribution facility to be located on the Leased Premises and constructed in accordance with the terms of the Series 1997 Construction Contract.

              "First Amendment to the Amended and Restated Deed of Trust and
            Security Agreement" means the First Amendment to the Amended and Restated Deed of Trust and Security Agreement dated as of April 1, 1997 by and among the Lessor, the Lessee and NationsBank of Tennessee, National Association.

              "First Amendment to Lease" means this First Amendment to Lease dated as of June 1, 1997 by and between Lessor and Lessee.

              "Notes" means, collectively, the Note and the Series 1997 Note.

              "Note Purchase Agreements" means, collectively, the Note Purchase
            Agreement and the Series 1997 Note Purchase Agreement.

              "Series 1997 Assignment" means the Restated and Amended
            Assignment Agreement dated as of April 1, 1996 from Lessor to the Purchaser.

              "Series 1997 Construction Contract" means the form of agreement dated January 23, 1997 between Lessee and the Series 1997
            Contractor.


              "Series 1997 Contractor" means Evers Construction Company Inc.

              "Series 1997 Environmental Indemnity" means the Environmental
            Law and Compliance Certificate and Indemnity Agreement dated as of April 1, 1997 between Lessee and Purchaser.

              "Series 1997 Guaranty" means that certain Guaranty Agreement dated as of April 1, 1997 from Lessee.

              "Series 1997 Note" means the Taxable Revenue Note, Series 1997
            (Jones Apparel Group, Inc. Project) in the principal amount of $10,000,000 issued by the Lessor.

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              "Series 1997 Noteholder" means NationsBank of Tennessee,
            National Association, a national banking association with its principal office in Nashville, Tennessee as the original purchaser and registered owner of the Series 1997 Note and any subsequent registered owner of the Series 1997 Note.

              "Series 1997 Note Agreement" means the Series 1997 Note
            Agreement dated as of April 1, 1997 among Lessor, Lessee and the Series 1997 Noteholder.

SECTION II

        Article III through Article XIX of the Lease are hereby amended in the following particulars:

            (a) all references to the "Note" appearing in such Articles of the Lease shall be changed to the "Notes";

            (b) all references to the "Note Purchase Agreement" shall be changed to the "Note Purchase Agreements"; and

            (c) all verbs modifying such terms shall be pluralized where necessary to provide correct grammar.


SECTION III

        The following new Article XX is added immediately following
Article XIX of the Lease:

                                 ARTICLE XX

          Construction and Equipping of Enhancement; Issuance of the
                    Series 1997 Note; Lessee's Acceptance;
              Permitted Contests, Assignment of Lessor's Rights

        Section 20.01. Construction and Equipping of the Enhancement. Lessee agrees to complete the Enhancement in accordance with the Series 1997 Construction Contract by October 1, 1997 and to lease the Project, including the Enhancement, from Lessor in accordance with the terms hereof. Lessee agrees that any property acquired for use at the Project will be acquired in the name of the Lessor and any property located on the Leased Premises (other than Lessee's inventory) shall be deemed the property of Lessor without any further act of the Lessee.

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        Section 20.02 Agreement to Issue Series 1997 Note.  In order to provide funds for reimbursement of the Lessee for the costs of the constructing and equipping the Enhancement as set forth in Section 20.01 hereof and certain costs incurred in connection with the issuance of the Series 1997 Note, Lessor agrees that it will sell the Series 1997 Note as provided in the Series 1997 Note Purchase Agreement.

        Section 20.03 Use of Proceeds. The proceeds of the sale of the Series 1997 Note shall be disbursed by the Purchaser as follows:

           (a) $63,839 shall be paid to or at the direction of the Lessee to pay it for certain costs in connection with the issuance of the Series 1997 Note.

           (b) $9,936,161 shall be paid to NationsBank of Tennessee, N.A. as Escrow Agent and Trustee (the "Escrow Agent") and disbursed as provided in that certain Escrow and Security Agreement dated as of April 1, 1997 by and among Lessor, Lessee and Escrow Agent.

        Section 20.04. Lessor to Pursue Remedies Against Contract Subcontractors and Suppliers and Their Sureties. In the event of default of the Series 1997 Contractor or any other contractor, subcontractor or supplier under any contract made by it in connection with the Enhancement or in the event of breach of warranty with respect to any material, workmanship or performance guarantee, Lessor will at the request of Lessee promptly proceed (subject to Lessee's advice to the contrary), either separately or in conjunction with others, to exhaust the remedies of Lessor against the contractor, subcontractor or supplier so in default and against each surety for the performance of such contract. Lessee agrees to advise Lessor of the steps it intends to take in connection with any such default. If Lessee shall so notify Lessor, Lessee may, in its own name or in the name of Lessor, prosecute or defend any action or proceeding or take any other action involving any such contractor, subcontractor or surety which the Lessee deems reasonably necessary, and in such event Lessor hereby agrees to cooperate fully with Lessee and to take all action necessary to effect the substitution of Lessee for Lessor in any such action or proceeding. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing shall be paid to Lessee.

        Section 20.05. Use of Leased Property. Lessee is hereby granted and shall have the right during the Term to occupy and use the Leased Property as a facility for use as a clothing distribution center. Lessor agrees that at Lessee's request and expense it will use all reasonable efforts to ensure that such uses are and will continue to be lawful uses under all applicable zoning laws and regulations.

        Section 20.06. Lessee's Acceptance of Leased Property. With regard to Lessor but subject to Section 20.04, Lessee agrees to accept the Leased Property in its condition on the date that title thereto was transferred to the Lessor and assumes all risks, if any, resulting from

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any present or future, latent or patent defects therein or from the failure of the Project or the Enhancement to comply with all legal requirements applicable thereto, reserving, however, any and all rights of Lessee with respect to parties other than Lessor.

        Section 20.07. Assignment of Lessor's Rights. Concurrently with the execution of the First Amendment to Lease, Lessor will enter into the Series 1997 Assignment pursuant to which the Lessor will assign to the Purchaser Lessor's rights under the Lease as security for, among other things, the payment of the Notes and other amounts payable by Lessor or Lessee under the Note Purchase Agreements. Lessee hereby consents to such assignment and agrees to make all payments to Lessor required hereunder directly to the Purchaser without defense or set-off by reason of any dispute between Lessee and Lessor. Lessee further agrees that upon such assignment the Purchaser shall be entitled to enforce the provisions of the Lease without regard to whether the Lessor is then in default with respect to the Notes, or either of them, or under the Note Purchase Agreements, or either of them. Concurrently with the execution of the First Amendment to Lease, Lessor will also amend and restate the Deed of Trust pursuant to which the Lessor will make clear that the lien on the Project includes the Enhancement and serves as security for the payment of both the Note and the Series 1997 Note and as security for the obligations of Lessor and Lessee under the Note Purchase Agreement, the Series 1997 Note Purchase Agreement and this Lease.

        Section 20.08. Authorized Lessee Representative. Anything herein contained to the contrary notwithstanding, any notice, request, direction or similar communication of Lessee required or permitted under this Article XX shall be executed by the Authorized Lessee Representative on behalf of the Lessee, and the Purchaser shall not be obligated to accept or act upon any such notice request direction or other communication unless it is made by an Authorized Lessee Representative on behalf of the Lessee.

        Section 20.09. Application of Moneys. All moneys received pursuant to any right given or action taken under the Deed first shall be applied to the payment of (i) the cost and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Deed of Trust Trustee, including reasonable attorneys' fees, and all other outstanding fees and expenses of the Deed of Trust Trustee, and (ii) any sums due to the Lessor under the Lease, such moneys shall be applied in the order set forth below:

        (a) Unless the principal of all Notes shall have become or been declared due and payable, all such moneys shall be applied:


             First: To the payment of all installments of interest then due on the Notes in order of priority first to installments past due for the greatest period and, if the amount available shall not be sufficient to pay in full any particular installment, then to the ratable payment of the amounts due on such installment; and

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             Second: To the payment of the unpaid principal of any of the
        Notes which shall have become due and, if the amount available shall not be sufficient to pay in full Notes due on any particular date, together with such interest, then to the ratable payment of the amounts due on such date.

        (b) If the principal of all the Notes shall have become or been declared due and payable, all such moneys shall be applied to the payment of the principal, premium, if any, and interest then due and unpaid upon the Notes, without preference or priority as between principal, premium, interest, installments of interest or bonds, ratably according to the amounts due respectively for principal, premium and interest to the persons entitled thereto.

                                  THE INDUSTRIAL DEVELOPMENT BOARD OF
                                  THE CITY OF LAWRENCEBURG

                                  By: /s/ Jerry Putnam
                                    Chairman

                                  JONES APPAREL GROUP, INC.

                                  By: /s/ Gary R. Klocek
                                    Title: Corp. Controller

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